EXHIBIT 10.8


                        SUMMARY OF INCENTIVE COMPENSATION
                     PAYABLE TO THE CHIEF EXECUTIVE OFFICER
                                       OF
                               GARDENBURGER, INC.



         The Board of Directors of Gardenburger, Inc., has authorized a one-time payment of $500,000 to Lyle G. Hubbard, to be paid upon the closing of the sale of the Company on terms approved by a majority of the persons who were serving as directors in August 1999, and pursuant to which all shareholders are treated equally, provided that Mr. Hubbard continues to be employed as Chief Executive Officer through the date of sale.